Exhibit 23.1      Consent of McGladrey & Pullen, LLP




Consent of Independent Registered Public Accounting Firm


To the Board of Directors
North Central Bancshares, Inc.
Fort Dodge, Iowa


We consent to the incorporation by reference in the North Central Bancshares, Inc. Registration Statement on Form S-8 (Registration #333-33089) as filed with the Commission on August 7, 1998 and the Registration Statement on Form S-8 (Registration #333-82490) as filed with the Commission on February 11, 2002, of our report dated February 3, 2006, appearing in this annual report on Form 10-K of North Central Bancshares, Inc. and subsidiaries for the year ended December 31, 2005.


                                                  /s/ McGladrey & Pullen, LLP
                                                  ---------------------------
                                                  McGladrey & Pullen, LLP

Des Moines, Iowa
March 30, 2006